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                                                                 EXHIBIT 15.1







                     Report of Independent Accountants
                     ---------------------------------



To the Board of Directors and Shareholder of Toyota Motor Credit Corporation

We have reviewed the accompanying consolidated balance sheet of Toyota Motor Credit Corporation (a wholly owned subsidiary of Toyota Motor Sales, U.S.A., Inc.) and its subsidiaries as of December 31, 1999, and the related consolidated statements of income and shareholders' equity for each of the three-month periods ended December 31, 1999 and 1998 and the consolidated statement of cash flows for the three-month periods ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with generally accepted accounting principles.

We previously audited in accordance with generally accepted auditing standards, the consolidated balance sheet as of September 30, 1999, and the related consolidated statements of income and shareholders' equity, and of cash flows for the year then ended (not presented herein), and in our report dated
October 29, 1999 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet information as of September 30, 1999, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.




/S/ PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
February 11, 2000